EXHIBIT 99.1

          PRESS CONFERENCE: FIRST 24-HOUR LIVE INTERACTIVE INTERNET TV
                          REALITY SHOW TO DEBUT IN JUNE

         RED BANK, N.J., June 7, 2006 -- OurPrisoner, the first 24-hour live interactive Internet television reality program, will be introduced at a press conference on Thursday, June 8, 2:00 PM, in the Grand Hyatt Hotel (Park Avenue at Grand Central Terminal) in the Park Avenue Room (mezzanine). The program revolves around a 35-year-old-single man who volunteered to give total control of his day-to-day living to Internet viewers 24/7 for six months without leaving the show's single-family house in New Jersey.

         Through an interactive media platform viewers will vote to determine what Kieran Vogel wears, what he eats, whom he dates, to whom he talks, what music he listens to, and much, much more. He will also react to viewer calls and emails.

         Kieran, who suffers from various neuroses, waived his rights to privacy and doctor-patient privilege to allow viewers to see his twice-a-week therapy sessions.

         If OurPrisoner makes it through the six months, he will win various awards worth up to $500,000. Kieran gets nothing if he doesn't complete his six-month commitment.

         Available will be Kieran, Our Prisoner; Diane Lang, his therapist-life coach; and Executive Producer Darin Myman.

COVERAGE INVITED

RSVP:     Howard Greene or Amy Trotta, Greene Inc., for BigString Corporation:
          516/825-0400
          Howard Greene, home: 516/374-4230, cell: 516-287-0400,
          howard@greeneincpr.com.

Background

         OurPrisoner is the first program of BigString Interactive - a wholly-owned subsidiary of BigString Corporation (OTC: BB-BSGC) -- a new, interactive entertainment portal built around BigString's recallable, erasable, self-destructing, email platform.

         The program can be viewed without charge, 24 hours a day, seven days a week, through OurPrisoner.com.

         OurPrisoner creator Darin Myman is also CEO of BigString Corporation.

Greene Inc., for BigString Corporation
Howard Greene or Amy Trotta, 516-825-0400